Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
First Quarter of Fiscal 2022

BEDFORD, Mass. – October 27, 2021 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in asset optimization software, today announced financial results for its first-quarter of fiscal year 2022 ended September 30, 2021.

“AspenTech’s first quarter results reflected a notable improvement in customer demand, particularly among refining customers. While the macro environment remains fluid, we continue to see positive interest from our customers, who recognize the critical value AspenTech’s solutions can provide in supporting their strategic sustainability and efficiency investments,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

Pietri continued, “The recent announcement of our definitive agreement with Emerson Electric is a transformational moment for us. After the Emerson transaction, AspenTech will be an industrial software leader with an expanded product portfolio and broader market reach that will extend our ability to help customers improve safety, sustainability, reliability, and efficiency. We believe this transaction will position AspenTech to deliver significant growth and high levels of profitability while generating near- and long-term value for our shareholders.”

First Quarter and Fiscal Year 2022 Recent Business Highlights

•Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was $630 million at the end of the first quarter of fiscal 2022, which increased 5.6% compared to the first quarter of fiscal 2021 and 1.4% sequentially.

•AspenTech repurchased approximately 1.1 million shares of its common stock for $150 million in the first quarter of fiscal 2022.

•Emerson Electric (NYSE: EMR) and AspenTech entered into a definitive agreement to contribute Emerson’s industrial software businesses – OSI Inc. and the Geological Simulation Software business – to AspenTech (“New AspenTech”).

Summary of First Quarter Fiscal Year 2022 Financial Results

AspenTech’s total revenue of $136.0 million included:

•License revenue, which represents the portion of a term license agreement allocated to the initial license, was $81.1 million in the first quarter of fiscal 2022, compared to $61.9 million in the first quarter of fiscal 2021.

•Maintenance revenue, which represents the portion of the term license agreement related to ongoing support and the right to future product enhancements, was $48.2 million in the first quarter of fiscal 2022, compared to $46.9 million in the first quarter of fiscal 2021.

•Services and other revenue was $6.7 million in the first quarter of fiscal 2022, compared to $6.3 million in the first quarter of fiscal 2021.

For the quarter ended September 30, 2021, AspenTech reported income from operations of $39.9 million, compared to income from operations of $34.2 million in the first quarter of fiscal 2021.

Net income was $39.4 million for the quarter ended September 30, 2021, leading to net income per share of $0.58, compared to net income per share of $0.48 in the same period last fiscal year.

Non-GAAP income from operations was $55.4 million for the first quarter of fiscal 2022, compared to non-GAAP income from operations of $42.7 million in the same period last fiscal year. Non-GAAP net income was $51.6 million, or $0.77 per share, for the first quarter of fiscal 2022, compared to non-GAAP net income of $39.5 million, or $0.58 per share, in the same period last fiscal year. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles and acquisition-related fees. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $248.0 million and total borrowings, net of debt issuance costs, of $289.4 million at September 30, 2021.

During the first quarter, the company generated $32.7 million in cash flow from operations and $33.0 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; payments for capitalized computer software development costs, and other nonrecurring items, such as acquisition-related payments.

Business Outlook
Based on information as of today, October 27, 2021, AspenTech is issuing the following guidance for fiscal year 2022:

•Annual spend growth of 5-7% year-over-year
•Free cash flow of $275 to $285 million
•Total bookings of $766 to $819 million
•Total revenue of $702 to $737 million
•GAAP total expense of $389 to $394 million
•Non-GAAP total expense of $341 to $346 million
•GAAP operating income of $313 to $343 million
•Non-GAAP operating income of $361 to $391 million
•GAAP net income of $285 to $311 million
•Non-GAAP net income of $323 to $349 million
•GAAP net income per share of $4.19 to $4.57
•Non-GAAP net income per share of $4.75 to $5.13

The above guidance does not give effect to the proposed transaction with Emerson Electric, which, if completed, is expected to close during fiscal 2022. These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, October 27, 2021, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the first-quarter fiscal year 2022 as well as the company’s business outlook. The live dial-in number is (866) 471-3828 or (678) 509-7573, conference ID code 6994407. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 6994407, through November 3, 2021.

About AspenTech

AspenTech is a global leader in asset optimization software. Its solutions address complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with artificial intelligence. Its purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer and faster. Visit AspenTech.com to find out more.

© 2021 Aspen Technology, Inc. AspenTech, aspenONE, and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Forward-Looking Statements

The third paragraph of this press release as well as the Business Outlook section contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements.

Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE offerings or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; declines in the demand for, or usage of, aspenONE software for any reason, including declines due to adverse changes in the process or other capital-intensive industries and materially reduced industry spending budgets due to the drop in demand for oil due to the COVID-19 pandemic; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including materially reduced industry spending budgets due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic; risks of foreign operations or transacting business with customers outside the United States; risks of competition; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

The third paragraph of this press release also contains forward-looking statements regarding the pending transaction with Emerson, including: statements regarding the expected timing and structure of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of New AspenTech following completion of the transaction; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing.

Important factors that could cause actual results to differ materially from AspenTech’s plans, estimates or expectations regarding the transaction include, among others: (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by AspenTech’s stockholders may not be obtained; (2) the risk that the transaction may not be completed in the time frame expected by AspenTech or Emerson, or at all; (3) unexpected costs, charges or expenses resulting from the transaction; (4) uncertainty of the expected financial performance of New AspenTech following completion of the transaction; (5) failure to realize the anticipated benefits of the transaction, including as a result of delay in completing the transaction or integrating the industrial software business of Emerson with AspenTech’s business; (6) the ability of New AspenTech to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of New AspenTech; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the transaction; (10) potential litigation in connection with the transaction or other settlements or investigations that may affect the timing or occurrence of the transaction or result in significant costs of defense, indemnification and liability; (11) AspenTech’s ability and the ability of Emerson and New AspenTech to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (12) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (13) the risk that disruptions from the transaction will harm Emerson’s and AspenTech’s business, including current plans and operations; (14) certain restrictions during the pendency of the transaction that may impact Emerson’s or AspenTech’s ability to pursue certain business opportunities or strategic transactions; (15) AspenTech’s, Emerson’s and New AspenTech’s ability to meet expectations regarding the accounting and tax treatments of the transaction; and (16) other risk factors as detailed from time to time in Emerson’s and AspenTech’s reports filed with the SEC, including Emerson’s and AspenTech’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2021 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended September 30,
	2021	2020
Revenue:
License	$81,104	$61,859
Maintenance	48,213	46,858
Services and other	6,703	6,254
Total revenue	136,020	114,971
Cost of revenue:
License	2,462	2,136
Maintenance	4,562	4,764
Services and other	7,859	8,566
Total cost of revenue	14,883	15,466
Gross profit	121,137	99,505
Operating expenses:
Selling and marketing	29,481	25,172
Research and development	26,857	22,530
General and administrative	24,921	17,633
Total operating expenses	81,259	65,335
Income from operations	39,878	34,170
Interest income	8,664	8,669
Interest (expense)	(1,536)	(2,095)
Other (expense), net	(872)	(1,469)
Income before income taxes	46,134	39,275
Provision for income taxes	6,735	6,564
Net income	$39,399	$32,711
Net income per common share:
Basic	$0.59	$0.48
Diluted	$0.58	$0.48
Weighted average shares outstanding:
Basic	67,001	67,729
Diluted	67,412	68,299

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$247,965	$379,853
Accounts receivable, net	38,631	52,502
Current contract assets, net	306,008	308,607
Prepaid expenses and other current assets	15,044	12,716
Prepaid income taxes	2,474	14,639
Total current assets	610,122	768,317
Property, equipment and leasehold improvements, net	5,140	5,610
Computer software development costs, net	1,256	1,461
Goodwill	157,241	159,852
Intangible assets, net	41,742	44,327
Non-current contract assets, net	437,838	407,180
Contract costs	29,312	29,056
Operating lease right-of-use assets	31,865	32,539
Deferred tax assets	2,074	2,121
Other non-current assets	3,584	3,537
Total assets	$1,320,174	$1,454,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,087	$4,367
Accrued expenses and other current liabilities	44,477	50,575
Current operating lease liabilities	7,281	6,751
Income taxes payable	48,304	3,444
Current borrowings	22,000	20,000
Current deferred revenue	53,841	56,393
Total current liabilities	179,990	141,530
Non-current deferred revenue	8,471	11,732
Deferred tax liabilities	139,931	193,360
Non-current operating lease liabilities	28,474	29,699
Non-current borrowings, net	267,365	273,162
Other non-current liabilities	3,697	3,760
Commitments and contingencies (Note 16)
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of September 30, 2021 and June 30, 2021 Issued and outstanding— none as of September 30, 2021 and June 30, 2021	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 104,639,940 shares at September 30, 2021 and 104,543,414 shares at June 30, 2021 Outstanding— 66,942,492 shares at September 30, 2021 and 67,912,160 shares at June 30, 2021	10,465	10,455
Additional paid-in capital	825,780	819,642
Retained earnings	1,817,532	1,778,133
Accumulated other comprehensive income	4,968	9,026
Treasury stock, at cost—37,697,448 shares of common stock at September 30, 2021 and 36,631,254 shares at June 30, 2021	(1,966,499)	(1,816,499)
Total stockholders’ equity	692,246	800,757
Total liabilities and stockholders’ equity	$1,320,174	$1,454,000

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)

	Three Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$39,399	$32,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,783	2,334
Reduction in the carrying amount of right-of-use assets	2,466	2,365
Net foreign currency losses	751	1,463
Stock-based compensation	10,090	6,268
Deferred income taxes	(53,352)	41
Provision for bad debts	1,082	3,120
Other non-cash operating activities	331	202
Changes in assets and liabilities:
Accounts receivable	12,190	2,243
Contract assets, net	(29,554)	(7,366)
Contract costs	(256)	284
Lease liabilities	(2,561)	(2,663)
Prepaid expenses, prepaid income taxes, and other assets	9,790	(1,900)
Accounts payable, accrued expenses, income taxes payable and other liabilities	44,386	(5,505)
Deferred revenue	(4,858)	2,854
Net cash provided by operating activities	32,687	36,451
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(253)	(177)
Payments for equity method investments	(350)	(334)
Payments for capitalized computer software development costs	(178)	(806)
Net cash used in investing activities	(781)	(1,317)
Cash flows from financing activities:
Issuance of shares of common stock	1,391	268
Repurchases of common stock	(154,353)	—
Payments of tax withholding obligations related to restricted stock	(6,053)	(1,828)
Deferred business acquisition payments	(10)	—
Repayments of amounts borrowed	(4,000)	(4,000)
Net cash used in financing activities	(163,025)	(5,560)
Effect of exchange rate changes on cash and cash equivalents	(558)	228
(Decrease) Increase in cash and cash equivalents	(131,677)	29,802
Cash and cash equivalents, beginning of period	379,853	287,796
Cash, cash equivalents, and restricted cash, end of period	$248,176	$317,598
Supplemental disclosure of cash flow information:
Income taxes paid, net	$2,818	$2,703
Interest paid	1,333	2,121
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(118)	$281
Change in repurchases of common stock included in accounts payable and accrued expenses	(4,353)	—
Lease liabilities arising from obtaining right-of-use assets	1,463	223

	September 30, 2021	September 30, 2020
Reconciliation to amounts within the unaudited consolidated balance sheets:	(Dollars in Thousands)
Cash and cash equivalents	$247,965	$317,511
Restricted cash included in other non-current assets	211	87
Cash, cash equivalents, and restricted cash, end of period	$248,176	$317,598

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)

	Three Months Ended September 30,
	2021	2020
Total expenses
GAAP total expenses (a)	$96,142	$80,801
Less:
Stock-based compensation (b)	(10,090)	(6,268)
Amortization of intangibles	(2,044)	(1,745)
Acquisition related fees	(3,356)	(563)

Non-GAAP total expenses	$80,652	$72,225

Income from operations
GAAP income from operations	$39,878	$34,170
Plus:
Stock-based compensation (b)	10,090	6,268
Amortization of intangibles	2,044	1,745
Acquisition related fees	3,356	563

Non-GAAP income from operations	$55,368	$42,746

Net income
GAAP net income	$39,399	$32,711
Plus:
Stock-based compensation (b)	10,090	6,268
Amortization of intangibles	2,044	1,745
Acquisition related fees	3,356	563
Less:
Income tax effect on Non-GAAP items (c)	(3,253)	(1,801)

Non-GAAP net income	$51,636	$39,486

Diluted income per share
GAAP diluted income per share	$0.58	$0.48
Plus:
Stock-based compensation (b)	0.15	0.09
Amortization of intangibles	0.04	0.03
Acquisition related fees	0.05	0.01
Less:
Income tax effect on Non-GAAP items (c)	(0.05)	(0.03)

Non-GAAP diluted income per share	$0.77	$0.58

Shares used in computing Non-GAAP diluted income per share	67,412	68,299

	Three Months Ended September 30,
	2021	2020
Free Cash Flow
Net cash provided by operating activities (GAAP)	$32,687	$36,451
Purchases of property, equipment and leasehold improvements	(253)	(177)
Payments for capitalized computer software development costs	(178)	(806)
Acquisition related payments	777	291
Free cash flow (non-GAAP)	$33,033	$35,759

(a) GAAP total expenses
	Three Months Ended September 30,
	2021	2020
Total costs of revenue	$14,883	$15,466
Total operating expenses	81,259	65,335
GAAP total expenses	$96,142	$80,801

(b) Stock-based compensation expense was as follows:
	Three Months Ended September 30,
	2021	2020
Cost of maintenance	$205	$316
Cost of services and other	280	450
Selling and marketing	1,863	1,244
Research and development	1,998	1,722
General and administrative	5,744	2,536
Total stock-based compensation	$10,090	$6,268

(c) The income tax effect on non-GAAP items for the three months ended September 30, 2021 and 2020, respectively, is calculated utilizing the Company's statutory tax rate of 21 percent.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Range (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2022 (a)
	Range
	Low		High
Guidance - Total expenses
GAAP - total expenses	$389,000		$394,000
Less:
Stock-based compensation	(36,000)		(36,000)
Amortization of intangibles	(9,000)		(9,000)
Acquisition related fees	(3,000)		(3,000)

Non-GAAP - total expenses	$341,000		$346,000

Guidance - Income from operations
GAAP - income from operations	$313,000		$343,000
Plus:
Stock-based compensation	36,000		36,000
Amortization of intangibles	9,000		9,000
Acquisition related fees	3,000		3,000

Non-GAAP - income from operations	$361,000		$391,000

Guidance - Net income and diluted income per share
GAAP - net income and diluted income per share	$285,000	$4.19	$311,000	$4.57
Plus:
Stock-based compensation	36,000		36,000
Amortization of intangibles	9,000		9,000
Acquisition related fees	3,000		3,000
Less:
Income tax effect on Non-GAAP items (a)	(10,000)		(10,000)

Non-GAAP - net income and diluted income per share	$323,000	$4.75	$349,000	$5.13

Shares used in computing guidance for Non-GAAP diluted income per share	68,000		68,000

Guidance - Free Cash Flow
GAAP - Net cash provided by operating activities	$278,000		$288,000
Less:
Purchases of property, equipment and leasehold improvements	(3,000)		(3,000)
Payments for capitalized computer software development costs	(800)		(800)
Plus:
Acquisition related payments	800		800

Free cash flow expectation (non-GAAP)	$275,000		$285,000

(a) Rounded amount used, except per share data.
(b) The income tax effect on non-GAAP items for the twelve months ended June 30, 2022 is calculated utilizing the Company's statutory tax rate of 21 percent.